SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                January 28, 2003

                                    Dice Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




   Delaware                          0-25107                       13-3899472
-----------------           ------------------------            ----------------
(State or Other             (Commission File Number)            (I.R.S. Employer
 Jurisdiction                                                    Identification
of Incorporation)                                                   Number)

                     3 Park Avenue, New York, New York 10016
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               (Address of principal executive offices) (zip code)


                                 (212) 725-6550
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5.   Other Events and Regulation FD Disclosure

On January 28, 2003, the Company announced that it has entered into a lock-up agreement with the primary holder of its 7% Convertible Subordinated Notes due January 2005 (the "Notes"). The agreement provides for the primary noteholder to vote in favor of a plan in which the Company would exchange 95% of its common stock for all of the $69.4 million outstanding face amount of the Notes. The agreement also calls for the Company to effect this transaction through a prearranged bankruptcy filing, which the Company expects to be made within the next several weeks, and for the Company to emerge from the process as a privately held company. While pursuing this restructuring plan, the Company has determined not to make the $2.4 million interest payment on the Notes due January 27, 2003. The terms of the Indenture governing the Notes provide for a thirty-day grace period.

On January 28, 2003, the Company issued a press release announcing the agreement. The full text of the press release is attached as Exhibit 99.1 hereto.

ITEM 7.   Exhibits.

Exhibit
Number            Description
------            -----------

99.1              Press Release dated January 28, 2003.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        DICE INC.



                                        By: /s/ BRIAN P. CAMPBELL
                                           ------------------------------------
                                           Name:   Brian P. Campbell
                                           Title:  Vice President and General
                                                   Counsel



Dated: January 28, 2003